Exhibit 99.1

MEDIWOUND LTD.

PIGGY-BACK RIGHTS WAIVER

Reference is made to the Amended & Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), dated as of April 6, 2021, by and among MediWound Ltd. (the “Company”) and the shareholders of the Company listed on Schedule A thereto (the “Shareholders”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the A&R Registration Rights Agreement.

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form F-3 covering the offer, issuance and sale of $125,000,000 in the aggregate of securities by the Company, and the resale of 12,738,460 of the Company’s ordinary shares, par value NIS 0.01 per share, by certain selling shareholders (as so filed and as amended, the “Registration Statement”), which Registration Statement was declared effective by the Commission on June 3, 2022;

WHEREAS, pursuant to the Registration Statement, the Company intends to file a prospectus supplement to the Registration Statement with the Commission in connection with a registered direct offering with terms based upon the market conditions at the time of the offering (the “RD Offering”);

WHEREAS, the Company intends to enter into a registration rights agreement in connection with a private placement of its warrants to purchase ordinary shares and pursuant thereto to register the resale of such ordinary shares with the Commission on a registration statement under the Securities Act (the “PIPE Offering” and, together with the RD Offering, the “Offerings”);

WHEREAS, the Shareholders may be entitled to certain rights in connection with the proposed Offerings as set forth in the A&R Registration Rights Agreement, including without limitation, the rights related to a Piggy-Back Underwritten Offering, set forth in Section 2.2 thereof (the “Piggy-Back Rights”) and rights relating to subsequent registration rights set forth in Section 4 thereof; and WHEREAS, the Company and the undersigned Shareholders, constituting Shareholders holding a majority of the Shares held by Shareholders, desire to waive the Piggy-Back Rights and the other rights provided herein with respect to the proposed Offerings.

NOW, THEREFORE, it is hereby agreed as follows:

1.	WAIVER OF NOTICE.

The Shareholders hereby waive any and all rights to notice under the A&R Registration Rights Agreement with respect to the proposed Offerings.

2.	WAIVER OF PIGGY-BACK RIGHTS.

The Shareholders hereby waive the Piggy-Back Rights and all other related or similar rights under the A&R Registration Rights Agreement with respect to the proposed Offerings, including any and all rights to request the inclusion of any number of Registrable Securities in such proposed Offerings or in any prospectus supplement to the Registration Statement relating to the proposed RD Offering or in the registration statement relating to the proposed PIPE Offering.

3.	CONSENT TO REGISTRATION RIGHTS.

Notwithstanding Section 4 of the A&R Registration Rights Agreement, the Shareholders hereby consent to the grant of registration rights in connection with the proposed PIPE Offering.

4.	MISCELLANEOUS.

This Piggy-Back Rights Waiver will expire and will be of no further force and effect if the preliminary or final prospectus supplement relating to the proposed RD Offering and a registration statement relating to the proposed PIPE Offering are not filed with the Commission by December 31, 2022.

Except to the extent specifically waived hereunder, the provisions of the A&R Registration Rights Agreement and the rights granted thereunder shall not be amended, modified, impaired or otherwise affected hereby.

This Piggy-Back Rights Waiver may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute the same Piggy-Back Rights Waiver. This Piggy-Back Rights Waiver is being signed by each of the undersigned with respect to all Shares held by such Shareholder, as a Shareholder and for all other purposes. This Piggy-Back Rights Waiver is irrevocable and shall be effective with respect to all Shareholders and all affiliates, successors, heirs, personal representatives and assigns thereof. This Piggy-Back Rights Waiver shall be governed by and construed in accordance with the internal laws of the State of Israel without reference to its principles of conflict of laws that would result in the application of the laws of any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and each undersigned Shareholder have executed this Piggy-Back Rights Waiver as of the dates set forth below.

COMPANY:

MEDIWOUND LTD.

By:	/s/ Ofer Gonen	/s/ Boaz Gur-Lavie
Name:	Ofer Gonen	Boaz Gur-Lavie
Title:	CEO	CFO
Date:	September 20, 2022

[Signature Page to MediWound Ltd. Piggy-Back Rights Waiver]

IN WITNESS WHEREOF, the Company and each undersigned Shareholder have executed this Piggy-Back Rights Waiver as of the dates set forth below.

CLAL LIFE SCIENCES LP

By:	/s/ Assaf Segal	/s/ Liat Nissan
Name:	Assaf Segal	Liat Nissan
Title:	Director	Director
Date:	September 20, 2022

CLAL BIOTECHNOLOGY INDUSTRIES LTD.

By:	/s/ Assaf Segal	/s/ Liat Nissan
Name:	Assaf Segal	Liat Nissan
Title:	CEO	Controller
Date:	September 20, 2022

IN WITNESS WHEREOF, the Company and each undersigned Shareholder have executed this Piggy-Back Rights Waiver as of the dates set forth below.

L.R. RESEARCH & DEVELOPMENT LTD.

By:	/s/ Lior Rosenberg
Name:	Lior Rosenberg
Title:	Director
Date:	September __, 2022	20-Sep-2022

/s/ Lior Rosenberg
LIOR ROSENBERG
Date:	September __, 2022 20-Sep-2022